Exhibit 10.3

JOINDER TO LETTER AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

July 18, 2023

Reference is made to that certain Securities Purchase Agreement, dated as of July 18, 2023 (the “Agreement”), by and among Navy Sail International Limited (“Investor”), Tristar Acquisition I Corp. (the “Company”) and Tristar Holdings I LLC (the “Sponsor”), pursuant to which Investor shall be entitled to acquire securities of the Company from the Sponsor. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, each of the undersigned hereby agrees, as of the date first set forth above, that the undersigned (i) shall become a party to that certain Letter Agreement, dated October 13, 2021 (as it exists on the date of the Agreement, the “Letter Agreement”), by and among the Company, the Sponsor, officers and directors of the Company, and the other stockholders of the Company signatory thereto, and shall be bound by, and shall be subject to the restrictions set forth under, the terms and provisions of such section of the Letter Agreement as an Insider (as defined therein) solely with respect to its Founder Shares purchased pursuant to the Agreement (the “Assigned Securities”); and (ii) shall become a party to that certain Registration Rights Agreement, dated October 13, 2021 (as it exists on the date of the Agreement, the “Registration Rights Agreement”), by and among the Company, the Sponsor, and the other stockholders of the Company signatory thereto, and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and the Assigned Securities (together with any other equity security of the Company issued or issuable with respect to any such Assigned Securities by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

In addition, the Sponsor hereby transfers to the Investor its right to designate three individuals to be appointed or nominated, as the case may be, for election to the board of directors of the Company at any time after the Company consummates a business combination, as described in Article 5 of the Registration Rights Agreement.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein, in the Letter Agreement (to the extent applicable to the undersigned) and the Registration Rights Agreement is between the Company and each undersigned, solely, and not between and among the undersigned and the other shareholders of the Company signatory thereto.

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

[BUYER]

By
Name:
Title:

ACKNOWLEDGED AND AGREED:

TRISTAR ACQUISITION I CORP.

By:
Name: William M. Mounger, II
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:
HOLDERS:

TRISTAR HOLDINGS I LLC

By:
Name: William M. Mounger, II
Title: Manager